Designated Filer: Warburg Pincus X, LLC
Issuer & Ticker Symbol:   Nuance Communications, Inc. (NUAN)
Date of Event Requiring Statement:  January 29, 2009

                                                                    Exhibit 99.2

                        JOINT FILERS' NAMES AND ADDRESSES


1.   Name:     Warburg Pincus Private Equity X, L.P.
     Address:  c/o Warburg Pincus & Co.
               466 Lexington Avenue
               New York, NY 10017

2.   Name:     Warburg Pincus X Partners, L.P.
     Address:  c/o Warburg Pincus & Co.
               466 Lexington Avenue
               New York, NY 10017

3.   Name:     Warburg Pincus X, L.P.
     Address:  c/o Warburg Pincus & Co.
               466 Lexington Avenue
               New York, NY 10017